Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-227321 and 333-227327 on Form S-8 of our report dated March 24, 2020,  relating to the financial statements of KLX Energy Services Holdings, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended January 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, FL

March 24, 2020